UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2007 (August 14, 2007)

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9
6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)
+41 (44) 718 10 32
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective July 31, 2007, Manas Petroleum Corporation (the “Company”) arranged a private placement of 825,227 units (the “Units”) at a purchase price of $4.50 per Unit, for total gross proceeds of up to $3,687,992. Each “Unit” consists of 1 share of Company common stock and 1 warrant coverage which is exercisable for one share of common stock at $5.50 per share for 2 years (Expiry date July 31, 2009). The Units were issued to non-U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Proceeds of the financing will be used for working capital.

Commissions paid in connection with this offering totaled $155,759 and 33,289 warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

Date: August 14, 2007

By: /s/ Peter-Mark Vogel
Name: Peter-Mark Vogel
Title: Chief Financial Officer